Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement No. 333-150760 on Form S-1 of Noranda Aluminum Holding Corporation of our report dated February 6, 2009 relating to the 2008 and 2007 consolidated financial statements of St. Ann Bauxite Limited and its subsidiary appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELIOTTE & TOUCHE LLP

Kingston, Jamaica

April 26, 2010